UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2006
Warwick Valley Telephone Company
(Exact name of registrant as specified in its charter)

0-11174	14-1160510
(Commission File No.)	(I.R.S. Employer Identification No.)
New York
(State or other jurisdiction of incorporation or organization)
47 Main Street
Warwick, New York 10990
(845) 986-8080
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers.
On July 26, 2006, Mrs. Corinna S. Lewis informed Warwick Valley Telephone Company (the “Company”) that she would resign from its Board of Directors effective October 1, 2006, or earlier, if requested by the Company. Mrs. Lewis is Chairman of the Governance and Nominating Committee, and serves as a member of the Audit Committee. Mrs. Lewis stated that she is resigning for personal reasons. The Company is considering several candidates to fill the vacancy on the Company’s Board that will be created by Mrs. Lewis’s resignation. Mrs. Lewis will continue to serve on the Governance and Nominating and Audit Committees until replacements are chosen. A press release relating to this matter is attached as Exhibit 99.1 hereto and is filed herewith.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     99.1 Press Release entitled “WVT Announces Director Resignation,” dated July 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARWICK VALLEY TELEPHONE COMPANY (Registrant)

Date: July 28, 2006	By:	/s/ Herbert Gareiss, Jr.

	Name:	Herbert Gareiss, Jr.
	Title:	President

Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled “WVT Announces Director Resignation,” dated July 28, 2006.